Exhibit 99.1

AT THE COMPANY	AT CAMERON ASSOCIATES
Robert Wilson – Chief Financial Officer	Alison Ziegler 212/554-5469
520/747-6600

FOR IMMEDIATE RELEASE

The Providence Service Corporation Announces Record and Expiration Dates

for Rights Offering

TUCSON, ARIZONA – December 23, 2014 -- The Providence Service Corporation (Nasdaq: PRSC) (the “Company”), today announced record and expiration dates in connection with a rights offering to its common stockholders of up to 655,000 shares of 5.5%/8.5% Series A convertible preferred stock relating to a portion of the financing of the previously announced acquisition of CCHN Group Holdings, Inc.

Stockholders of record at 5:00 p.m. New York City time on January 5, 2015 will receive their pro rata share of non-transferable subscription rights with respect to the shares of common stock owned by them on the record date, subject to adjustment as contemplated by the terms of the rights offering. On January 6, 2014, or as soon as practicable thereafter, the Company will distribute the rights, rights certificates and copies of the prospectus to stockholders of record on the record date.

The rights offering is expected to terminate at 5:00 p.m., New York City time, on February 5, 2015, unless extended by our board of directors.

This announcement does not constitute an offer to sell, or the solicitation of any offer to buy, any securities. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission.

A written prospectus for the rights offering, when available, may be obtained by contacting Georgeson Inc., 480 Washington Blvd., 26th Floor, Jersey City, NJ 07310, Tel: (877) 255-0134.

About Providence Service Corporation

The Company is a Tucson, Arizona-based company that provides and manages government sponsored human services, innovative global employment services and non-emergency transportation services. It offers: (1) non-emergency transportation management services to state Medicaid programs, local government agencies, hospital systems, health maintenance organizations, private managed care organizations and commercial insurers, as well as to individuals with limited mobility, people with limited means of transportation, people with disabilities and Medicaid members; (2) home- and community-based counseling services, which include home-based and intensive home-based counseling, workforce development, substance abuse treatment services, school support services and correctional services; (3) foster care and therapeutic foster care services; (4) case management, referral and monitoring services; and (5) social improvement, employment and welfare services to various international government bodies and corporations. The Company is unique in that it provides and manages its human services primarily in the client’s own home or in community based settings, rather than in hospitals or treatment facilities and provides its non-emergency transportation services through local transportation providers rather than an owned fleet of vehicles. The Company provides a range of services through its direct entities to approximately 59,900 and 250,500 human services and workforce development services clients, respectively, with approximately 19.5 million individuals eligible to receive the Company's non-emergency transportation services. Its workforce development services include 160 delivery sites spanning 10 countries.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated rights offering. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to the global credit crisis, capital market conditions, the implementation of the healthcare reform law, state budget changes and legislation and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2014 and September 30, 2014. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

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